Exhibit 99.1

Focus Financial Partners Reports Second Quarter 2022 Results

Revenue Diversification, Variable Expense Base and Global Scale Drive Excellent
Financial Performance in Volatile Markets

New York, New York – August 4, 2022 – Focus Financial Partners Inc. (Nasdaq: FOCS) (“Focus Inc.”, “Focus”, the “Company”, “we”, “us” or “our”), a leading partnership of independent, fiduciary wealth management firms, today reported results for its second quarter ended June 30, 2022.

Second Quarter 2022 Highlights

•	Total revenues of $539.2 million, 26.8% growth year over year

•	Organic revenue growth(1) rate of 15.0% year over year

•	GAAP net income of $49.3 million

•	GAAP basic and diluted net income per share attributable to common shareholders of $0.51 and $0.50, respectively

•	Adjusted Net Income Excluding Tax Adjustments(2) of $81.7 million and Tax Adjustments(3) of $16.0 million

•	Adjusted Net Income Excluding Tax Adjustments Per Share(2) of $0.99 and Tax Adjustments(3) Per Share(2) of $0.19

•	Net Leverage Ratio(4) of 3.90x

•	14 transactions closed or announced year to date, including 3 new partner firms and 11 mergers on behalf of partner firms

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.

(3)	Please see footnote 6 under “How We Evaluate Our Business” later in this press release.

(4)	Please see footnote 7 under “How We Evaluate Our Business” later in this press release.

“The results we announced today for the 2022 second quarter were outstanding, highlighting the resiliency of our business despite the macro backdrop,” said Rudy Adolf, Founder, CEO and Chairman of Focus. “Our partners are demonstrating their ability to handle difficult market conditions and our business is weathering the challenging environment well. Our diverse revenue stream, variable cost structure, and the scale of our global partnership of 87 firms mitigate our market sensitivity. With 14 transactions year to date and a strong pipeline going into the second half of the year, we continue to expect that 2022 will be one of our best years for M&A. Times like these position our partner firms well for strong growth in the future. We believe that the growth opportunities during and particularly after significant market volatility, combined with the operating leverage on our business, will lead to our sustained outperformance once conditions stabilize.”

“We are very pleased with the strength of our financial performance this past quarter,” said Jim Shanahan, Chief Financial Officer. “Although the markets were exceptionally volatile, our 2022 second quarter results were again above the top end of our guidance and the resilience of our revenue performance is notable. We have continued to deploy capital in an extremely disciplined, measured way, particularly given the heightened risks created by the broader macro environment. We are executing well and navigating this storm. As a result, we expect to be well-positioned to benefit from the growth opportunity once macro conditions improve and deliver incremental value to our shareholders.”

Second Quarter 2022 Financial Highlights

Total revenues were $539.2 million, 26.8%, or $113.9 million higher than the 2021 second quarter. The primary driver of this increase was revenue growth from our existing partner firms of approximately $64.0 million. The majority of this increase was driven by higher wealth management fees, which included the effect of mergers completed by our partner firms. The balance of the increase of $49.9 million was attributable to revenues from new partner firms acquired during the last twelve months. Our year-over-year organic revenue growth rate(1) was 15.0%, above our expected 11% to 14% range for the quarter.

An estimated 76.7%, or $413.8 million, of total revenues in the quarter were correlated to the financial markets. Of this amount, 67.2%, or $278.2 million, were generated from advance billings generally based on market levels in the 2022 first quarter. The remaining 23.3%, or $125.4 million, were not correlated to the markets. These revenues typically consist of family office type services, tax advice and fixed fees for investment advice, primarily for high and ultra-high net worth clients.

GAAP net income was $49.3 million compared to $5.2 million in the prior year quarter. GAAP basic and diluted net income per share attributable to common shareholders were $0.51 and $0.50, respectively, as compared to $0.04 for both basic and diluted net income per share in the prior year quarter.

Adjusted EBITDA(2) was $137.0 million, 27.1%, or $29.2 million, higher than the prior year period. Our Adjusted EBITDA margin(3) was 25.4%, above our outlook of approximately 24.5% to 25.0% for the quarter reflecting lower compensation expense.

Adjusted Net Income Excluding Tax Adjustments(2) was $81.7 million, and Tax Adjustments(4) were $16.0 million. Adjusted Net Income Excluding Tax Adjustments Per Share(2) was $0.99, up 17.9% compared to the prior year period, and Tax Adjustments Per Share(2) were $0.19, up 35.7% compared to the prior year period.

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.

(3)	Calculated as Adjusted EBITDA divided by Revenues.

(4)	Please see footnote 6 under “How We Evaluate Our Business” later in this press release.

Balance Sheet and Liquidity

As of June 30, 2022, cash and cash equivalents were $221.0 million and debt outstanding under our credit facilities was approximately $2.5 billion, which included $100.0 million outstanding under our First Lien Revolver. In April 2022, we extended the maturity date of our First Lien Revolver to June 2024.

Our Net Leverage Ratio(1) as of June 30, 2022 was 3.90x. We remain committed to maintaining our Net Leverage Ratio(1) between 3.5x to 4.5x and believe this is the appropriate range for our business given our highly acquisitive nature.

As of June 30, 2022, $850 million, or 34.1%, of the debt outstanding under our credit facilities had LIBOR swapped from a floating rate to a fixed weighted average interest rate of 62 basis points plus a spread of 200 basis points. The residual amount of approximately $1.6 billion, primarily consisting of our First Lien Term Loan, remains at floating rates, with $792.4 million of this amount at an interest rate of LIBOR subject to a 50 basis point floor plus 250 basis points spread, and $752.6 million of this amount at an interest rate of LIBOR plus 200 basis points spread with no LIBOR floor. We have typically used 30-day LIBOR on our term loans.

Our net cash provided by operating activities for the trailing four quarters ended June 30, 2022 was $291.3 million compared to $298.9 million for the comparable period ended June 30, 2021. Our Cash Flow Available for Capital Allocation(2) for the trailing four quarters ended June 30, 2022 was $323.2 million compared to $266.0 million for the comparable period ended June 30, 2021. This 21.5% increase reflected the earnings growth of our partner firms and the addition of new partner firms. In the 2022 second quarter, we paid $33.3 million in cash earn-out obligations and $6.2 million of required amortization under our First Lien Term Loan.

(1)	Please see footnote 7 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measure. See ‘‘Reconciliation of Non-GAAP Financial Measures—Cash Flow Available for Capital Allocation” later in this press release.

Teleconference, Webcast and Presentation Information

Founder, CEO and Chairman, Rudy Adolf, and Chief Financial Officer, Jim Shanahan, will host a conference call today, August 4, 2022 at 8:30 a.m. Eastern Time to discuss the Company’s 2022 second quarter results and outlook. The call can be accessed by dialing +1-877-407-0989 (callers inside the U.S.) or +1-201-389-0921 (callers outside the U.S.).

A live, listen-only webcast, together with a slide presentation titled “Second Quarter 2022 Earnings Release Supplement” dated August 4, 2022 will be available under Events in the Investor Relations section of the Company’s website, www.focusfinancialpartners.com. A webcast replay of the call will be available shortly after the event at the same address. Registration for the call will begin 15 minutes prior to the start of the call, using the following link.

About Focus Financial Partners Inc.

Focus Financial Partners Inc. is a leading partnership of independent, fiduciary wealth management firms. Focus provides access to best practices, resources, and continuity planning for its partner firms who serve individuals, families, employers and institutions with comprehensive wealth management services. Focus partner firms maintain their operational independence, while they benefit from the synergies, scale, economics and best practices offered by Focus to achieve their business objectives.

Cautionary Note Concerning Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, including the impact and duration of the outbreak of Covid-19 and the conflict in Ukraine, which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s annual report on Form 10-K for the year ended December 31, 2021 filed and our other filings with the Securities and Exchange Commission.

Investor and Media Contacts

Tina Madon

Senior Vice President

Head of Investor Relations & Corporate Communications

Tel: (646) 813-2909

tmadon@focuspartners.com

Charlie Arestia

Vice President

Investor Relations & Corporate Communications

Tel: (646) 560-3999

carestia@focuspartners.com

How We Evaluate Our Business

We focus on several key financial metrics in evaluating the success of our business, the success of our partner firms and our resulting financial position and operating performance. Key metrics for the three and six months ended June 30, 2021 and 2022 include the following:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2022	2021	2022

	(dollars in thousands, except per share data)
Revenue Metrics:
Revenues	$425,355	$539,211	$819,530	$1,075,778
Revenue growth (1) from prior period	35.8%	26.8%	26.0%	31.3%
Organic revenue growth (2) from prior period	28.8%	15.0%	20.2%	18.6%

Management Fees Metrics (operating expense):
Management fees	$116,205	$136,802	$218,277	$274,641
Management fees growth (3) from prior period	50.9%	17.7%	35.8%	25.8%
Organic management fees growth (4) from prior period	43.4%	8.4%	29.0%	14.5%

Net Income Metrics:
Net income	$5,174	$49,318	$7,656	$88,400
Net income growth from prior period	55.5%	*	(79.5)%	*
Income per share of Class A common stock:
Basic	$0.04	$0.51	$0.04	$0.95
Diluted	$0.04	$0.50	$0.04	$0.95
Income per share of Class A common stock growth from prior period:
Basic	(20.0)%	*	(91.7)%	*
Diluted	33.3%	*	(91.7)%	*

Adjusted EBITDA Metrics:
Adjusted EBITDA (5)	$107,789	$137,021	$208,784	$272,101
Adjusted EBITDA growth (5) from prior period	44.2%	27.1%	36.7%	30.3%

Adjusted Net Income Excluding Tax Adjustments Metrics:
Adjusted Net Income Excluding Tax Adjustments (5)	$67,800	$81,679	$131,249	$164,752
Adjusted Net Income Excluding Tax Adjustments growth (5) from prior period	50.3%	20.5%	44.8%	25.5%

Tax Adjustments
Tax Adjustments (5)(6)	$11,038	$15,977	$21,530	$30,790
Tax Adjustments growth from prior period (5)(6)	20.3%	44.7%	18.9%	43.0%

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2021		2022		2021		2022

	(dollars in thousands, except per share data)
Adjusted Net Income Excluding Tax Adjustments Per Share and Tax Adjustments Per Share Metrics:
Adjusted Net Income Excluding Tax Adjustments Per Share (5)	$0.84		$0.99		$1.62		$2.01
Tax Adjustments Per Share (5)(6)	$0.14		$0.19		$0.27		$0.37
Adjusted Net Income Excluding Tax Adjustments Per Share growth (5) from prior period	42.4%		17.9%		36.1%		24.1%
Tax Adjustments Per Share growth from prior period (5)(6)	16.7%		35.7%		12.5%		37.0%

Adjusted Shares Outstanding
Adjusted Shares Outstanding (5)	81,076,423		82,312,683		81,020,580		82,123,532

Other Metrics:
Net Leverage Ratio (7) at period end	3.54	x	3.90	x	3.54	x	3.90	x
Acquired Base Earnings (8)	$10,300		$11,450		$10,963		$11,450
Number of partner firms at period end (9)	74		85		74		85

*            Not meaningful

(1)	Represents period-over-period growth in our GAAP revenue.

(2)	Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms, including Connectus, and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full-period revenue growth of partner firms on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(3)	The terms of our management agreements entitle the management companies to management fees typically consisting of all Earnings Before Partner Compensation (“EBPC”) in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Management fees growth represents the period-over-period growth in GAAP management fees earned by management companies. While an expense, we believe that growth in management fees reflect the strength of the partnership.

(4)	Organic management fees growth represents the period-over-period growth in management fees earned by management companies related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe that these growth statistics are useful in that they present full-period growth of management fees on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(5)	For additional information regarding Adjusted EBITDA, Adjusted Net Income Excluding Tax Adjustments, Adjusted Net Income Excluding Tax Adjustments Per Share, Tax Adjustments, Tax Adjustments Per Share and Adjusted Shares Outstanding, including a reconciliation of Adjusted EBITDA, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share to the most directly comparable GAAP financial measure, please read “—Adjusted EBITDA” and “—Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share.”

(6)	Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis. As of June 30, 2022, estimated Tax Adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% income tax rate for the next 12 months is $63.2 million.

(7)	Net Leverage Ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).

(8)	The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our preferred position in Base Earnings or comparable measures. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. For example, from time to time when a partner firm consummates an acquisition, the management agreement among the partner firm, the management company and the principals is amended to adjust Base Earnings and Target Earnings to reflect the projected post acquisition earnings of the partner firm.

(9)	Represents the number of partner firms on the last day of the period presented.

Unaudited Condensed Consolidated Financial Statements

FOCUS FINANCIAL PARTNERS INC.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2021	2022	2021	2022
REVENUES:
Wealth management fees	$404,970	$517,421	$779,815	$1,032,600
Other	20,385	21,790	39,715	43,178
Total revenues	425,355	539,211	819,530	1,075,778
OPERATING EXPENSES:
Compensation and related expenses	139,045	178,131	280,088	359,931
Management fees	116,205	136,802	218,277	274,641
Selling, general and administrative	69,018	94,771	132,844	183,421
Intangible amortization	44,003	64,649	86,986	124,925
Non-cash changes in fair value of estimated contingent consideration	34,062	(42,757)	59,998	(51,742)
Depreciation and other amortization	3,606	3,805	7,213	7,438
Total operating expenses	405,939	435,401	785,406	898,614
INCOME FROM OPERATIONS	19,416	103,810	34,124	177,164
OTHER INCOME (EXPENSE):
Interest income	57	17	104	20
Interest expense	(10,829)	(19,892)	(21,350)	(37,508)
Amortization of debt financing costs	(902)	(949)	(1,754)	(2,050)
Other expense—net	(534)	(1,451)	(531)	(1,487)
Income from equity method investments	140	11	423	106
Total other expense—net	(12,068)	(22,264)	(23,108)	(40,919)
INCOME BEFORE INCOME TAX	7,348	81,546	11,016	136,245
INCOME TAX EXPENSE	2,174	32,228	3,360	47,845
NET INCOME	5,174	49,318	7,656	88,400
Non-controlling interest	(3,197)	(16,235)	(5,423)	(26,215)
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1,977	$33,083	$2,233	$62,185
Income per share of Class A
common stock:
Basic	$0.04	$0.51	$0.04	$0.95
Diluted	$0.04	$0.50	$0.04	$0.95
Weighted average shares of Class A
common stock outstanding:
Basic	55,710,666	65,389,642	53,965,045	65,360,667
Diluted	56,162,822	65,596,377	54,418,520	65,682,081

FOCUS FINANCIAL PARTNERS INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,	June 30,
	2021	2022
ASSETS
Cash and cash equivalents	$310,684	$221,049
Accounts receivable less allowances of $3,255 at 2021 and $4,201 at 2022	198,827	206,909
Prepaid expenses and other assets	123,826	165,711
Fixed assets—net	47,199	46,856
Operating lease assets	249,850	254,853
Debt financing costs—net	4,254	4,169
Deferred tax assets—net	267,332	236,040
Goodwill	1,925,315	2,050,297
Other intangible assets—net	1,581,719	1,624,878
TOTAL ASSETS	$4,709,006	$4,810,762
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable	$11,580	$16,228
Accrued expenses	72,572	91,885
Due to affiliates	105,722	53,905
Deferred revenue	10,932	10,117
Contingent consideration and other liabilities	468,284	370,775
Deferred tax liabilities	31,973	35,682
Operating lease liabilities	277,324	283,852
Borrowings under credit facilities (stated value of $2,407,302 and $2,494,954 at December 31, 2021 and June 30, 2022, respectively)	2,393,669	2,482,697
Tax receivable agreements obligations	219,542	216,765
TOTAL LIABILITIES	3,591,598	3,561,906
EQUITY
Class A common stock, par value $0.01, 500,000,000 shares authorized; 65,320,124 and 65,442,389 shares issued and outstanding at December 31, 2021 and June 30, 2022, respectively	653	654
Class B common stock, par value $0.01, 500,000,000 shares authorized; 11,439,019 and 12,034,104 shares issued and outstanding at December 31, 2021 and June 30, 2022, respectively	114	120
Additional paid-in capital	841,753	910,222
Retained earnings	24,995	87,180
Accumulated other comprehensive income	3,029	15,859
Total shareholders' equity	870,544	1,014,035
Non-controlling interest	246,864	234,821
Total equity	1,117,408	1,248,856
TOTAL LIABILITIES AND EQUITY	$4,709,006	$4,810,762

FOCUS FINANCIAL PARTNERS INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the six months ended
	June 30,
	2021	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,656	$88,400
Adjustments to reconcile net income to net cash provided by operating activities—net of effect of acquisitions:
Intangible amortization	86,986	124,925
Depreciation and other amortization	7,213	7,438
Amortization of debt financing costs	1,754	2,050
Non-cash equity compensation expense	18,631	14,210
Non-cash changes in fair value of estimated contingent consideration	59,998	(51,742)
Income from equity method investments	(423)	(106)
Distributions received from equity method investments	403	776
Deferred taxes and other non-cash items	1,425	29,576
Changes in cash resulting from changes in operating assets and liabilities:
Accounts receivable	(10,038)	(9,398)
Prepaid expenses and other assets	(14,450)	(9,776)
Accounts payable	(527)	4,778
Accrued expenses	16,883	21,446
Due to affiliates	(9,765)	(51,962)
Contingent consideration and other liabilities	(13,986)	(40,201)
Deferred revenue	200	(1,122)
Net cash provided by operating activities	151,960	129,292
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions and contingent consideration—net of cash acquired	(82,106)	(252,056)
Purchase of fixed assets	(4,318)	(6,429)
Investment and other, net	(19,132)	(5,232)
Net cash used in investing activities	(105,556)	(263,717)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	524,375	100,000
Repayments of borrowings under credit facilities	(413,347)	(12,348)
Proceeds from issuance of common stock, net	25,767	—
Payments in connection with unit redemption, net	(25,767)	—
Payments in connection with tax receivable agreements	(4,423)	(3,856)
Contingent consideration paid	(57,030)	(21,397)
Payments of debt financing costs	(2,700)	(1,111)
Proceeds from exercise of stock options	4,017	422
Distributions for unitholders	(19,108)	(15,956)
Other	(39)	375
Net cash provided by financing activities	31,745	46,129
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(26)	(1,339)
CHANGE IN CASH AND CASH EQUIVALENTS	78,123	(89,635)
CASH AND CASH EQUIVALENTS:
Beginning of period	65,858	310,684
End of period	$143,981	$221,049

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is defined as net income excluding interest income, interest expense, income tax expense, amortization of debt financing costs, intangible amortization and impairments, if any, depreciation and other amortization, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, other expense—net, and secondary offering expenses, if any. We believe that Adjusted EBITDA, viewed in addition to and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;
•	contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and
•	amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

We use Adjusted EBITDA:

•	as a measure of operating performance;
•	for planning purposes, including the preparation of budgets and forecasts;
•	to allocate resources to enhance the financial performance of our business;
•	to evaluate the effectiveness of our business strategies; and
•	as a consideration in determining compensation for certain employees.

Adjusted EBITDA does not purport to be an alternative to net income or cash flows from operating activities. The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and
•	Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments.

In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by also relying on the GAAP results and using Adjusted EBITDA as supplemental information.

Set forth below is a reconciliation of net income to Adjusted EBITDA for the three and six months ended June 30, 2021 and 2022:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2022	2021	2022

	(in thousands)
Net income	$5,174	$49,318	$7,656	$88,400
Interest income	(57)	(17)	(104)	(20)
Interest expense	10,829	19,892	21,350	37,508
Income tax expense	2,174	32,228	3,360	47,845
Amortization of debt financing costs	902	949	1,754	2,050
Intangible amortization	44,003	64,649	86,986	124,925
Depreciation and other amortization	3,606	3,805	7,213	7,438
Non-cash equity compensation expense	6,275	7,503	18,631	14,210
Non-cash changes in fair value of estimated contingent consideration	34,062	(42,757)	59,998	(51,742)
Other expense—net	534	1,451	531	1,487
Secondary offering expenses	287	—	1,409	—
Adjusted EBITDA	$107,789	$137,021	$208,784	$272,101

Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share

We analyze our performance using Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share. Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are non-GAAP measures. We define Adjusted Net Income Excluding Tax Adjustments as net income excluding income tax expense, amortization of debt financing costs, intangible amortization and impairments, if any, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration and secondary offering expenses, if any. The calculation of Adjusted Net Income Excluding Tax Adjustments also includes adjustments to reflect a pro forma 27% income tax rate reflecting the estimated U.S. federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business.

Adjusted Net Income Excluding Tax Adjustments Per Share is calculated by dividing Adjusted Net Income Excluding Tax Adjustments by the Adjusted Shares Outstanding. Adjusted Shares Outstanding includes: (i) the weighted average shares of Class A common stock outstanding during the periods, (ii) the weighted average incremental shares of Class A common stock related to stock options and restricted stock units outstanding during the periods, (iii) the weighted average number of Focus LLC common units outstanding during the periods (assuming that 100% of such Focus LLC common units, including contingently issuable Focus LLC common units, if any, have been exchanged for Class A common stock), (iv) the weighted average number of Focus LLC restricted common units outstanding during the periods (assuming that 100% of such Focus LLC restricted common units have been exchanged for Class A common stock) and (v) the weighted average number of common unit equivalents of Focus LLC vested and unvested incentive units outstanding during the periods based on the closing price of our Class A common stock on the last trading day of the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock).

We believe that Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;
•	contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and
•	amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not purport to be an alternative to net income or cash flows from operating activities. The terms Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not defined under GAAP, and Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share are not a measure of net income, operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;
•	Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share do not reflect changes in, or cash requirements for, working capital needs; and
•	Other companies in the financial services industry may calculate Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share differently than we do, limiting its usefulness as a comparative measure.

In addition, Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share as supplemental information.

Tax Adjustments and Tax Adjustments Per Share

Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis.

Tax Adjustments Per Share is calculated by dividing Tax Adjustments by the Adjusted Shares Outstanding.

Set forth below is a reconciliation of net income to Adjusted Net Income Excluding Tax Adjustments and Adjusted Net Income Excluding Tax Adjustments Per Share for the three and six months ended June 30, 2021 and 2022:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2022	2021	2022

	(dollars in thousands, except per share data)
Net income	$5,174	$49,318	$7,656	$88,400
Income tax expense	2,174	32,228	3,360	47,845
Amortization of debt financing costs	902	949	1,754	2,050
Intangible amortization	44,003	64,649	86,986	124,925
Non-cash equity compensation expense	6,275	7,503	18,631	14,210
Non-cash changes in fair value of estimated contingent consideration	34,062	(42,757)	59,998	(51,742)
Secondary offering expenses (1)	287	—	1,409	—
Subtotal	92,877	111,890	179,794	225,688
Pro forma income tax expense (27%) (2)	(25,077)	(30,211)	(48,545)	(60,936)
Adjusted Net Income Excluding Tax Adjustments	$67,800	$81,679	$131,249	$164,752

Tax Adjustments (3)	$11,038	$15,977	$21,530	$30,790

Adjusted Net Income Excluding Tax Adjustments Per Share	$0.84	$0.99	$1.62	$2.01
Tax Adjustments Per Share (3)	$0.14	$0.19	$0.27	$0.37

Adjusted Shares Outstanding	81,076,423	82,312,683	81,020,580	82,123,532

Calculation of Adjusted Shares Outstanding:
Weighted average shares of Class A common stock outstanding—basic (4)	55,710,666	65,389,642	53,965,045	65,360,667
Adjustments:
Weighted average incremental shares of Class A common stock related to stock options and restricted stock units (5)	452,156	206,735	453,475	321,414
Weighted average Focus LLC common units outstanding (6)	16,537,585	12,175,282	18,121,604	11,900,077
Weighted average Focus LLC restricted common units outstanding (7)	71,374	193,625	71,374	193,625
Weighted average common unit equivalent of Focus LLC incentive units outstanding (8)	8,304,642	4,347,399	8,409,082	4,347,749
Adjusted Shares Outstanding	81,076,423	82,312,683	81,020,580	82,123,532

(1)	Relates to offering expenses associated with the March 2021 and June 2021 secondary offerings.

(2)	The pro forma income tax rate of 27% reflects the estimated U.S. federal, state, local and foreign income tax rates applicable to corporations in the jurisdictions we conduct business.

(3)	Tax Adjustments represent the tax benefits of intangible assets, including goodwill, associated with deductions allowed for tax amortization of intangible assets in the respective periods based on a pro forma 27% income tax rate. Such amounts were generated from acquisitions completed where we received a step-up in basis for tax purposes. Acquired intangible assets may be amortized for tax purposes, generally over a 15-year period. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets provide additional significant supplemental economic benefit. The tax benefit from amortization is included to show the full economic benefit of deductions for acquired intangible assets with the step-up in tax basis. As of June 30, 2022, estimated Tax Adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% income tax rate for the next 12 months is $63.2 million.

(4)	Represents our GAAP weighted average Class A common stock outstanding—basic.

(5)	Represents the incremental shares related to stock options and restricted stock units as calculated under the treasury stock method.

(6)	Assumes that 100% of the Focus LLC common units, including contingently issuable Focus LLC common units, if any, were exchanged for Class A common stock.

(7)	Assumes that 100% of the Focus LLC restricted common units were exchanged for Class A common stock.

(8)	Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock.

Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP liquidity measures on a trailing 4-quarter basis to analyze cash flows generated from our operations. We consider Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation to be liquidity measures that provide useful information to investors about the amount of cash generated by the business and are two factors in evaluating the amount of cash available to pay contingent consideration, make strategic acquisitions and repay outstanding borrowings. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation do not represent our residual cash flow available for discretionary expenditures as they do not deduct our mandatory debt service requirements and other non-discretionary expenditures. We define Adjusted Free Cash Flow as net cash provided by operating activities, less purchase of fixed assets, distributions for Focus LLC unitholders and payments under tax receivable agreements (if any). We define Cash Flow Available for Capital Allocation as Adjusted Free Cash Flow plus the portion of contingent consideration paid which is classified as operating cash flows under GAAP. The balance of such contingent consideration is classified as investing and financing cash flows under GAAP; therefore, we add back the amount included in operating cash flows so that the full amount of contingent consideration payments is treated consistently. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation are not defined under GAAP and should not be considered as alternatives to net cash from operating, investing or financing activities. In addition, Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation can differ significantly from company to company.

Set forth below is a reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation for the trailing 4-quarters ended June 30, 2021 and 2022:

	Trailing 4-Quarters Ended
	June 30,
	2021	2022

	(in thousands)
Net cash provided by operating activities	$298,943	$291,250
Purchase of fixed assets	(17,720)	(13,129)
Distributions for unitholders	(33,922)	(29,159)
Payments under tax receivable agreements	(4,423)	(3,856)
Adjusted Free Cash Flow	$242,878	$245,106
Portion of contingent consideration paid included in operating activities (1)	23,081	78,105
Cash Flow Available for Capital Allocation (2)	$265,959	$323,211

(1)	A portion of contingent consideration paid is classified as operating cash outflows in accordance with GAAP, with the balance reflected in investing and financing cash outflows. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended June 30, 2021 was $3.8 million, $2.4 million, $5.3 million and $11.6 million, respectively, totaling $23.1 million for the trailing 4-quarters ended June 30, 2021. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended June 30, 2022 was $20.4 million, $16.4 million, $23.1 million and $18.2 million, respectively, totaling $78.1 million for the trailing 4-quarters ended June 30, 2022.

(2)	Cash Flow Available for Capital Allocation excludes all contingent consideration that was included in either operating, investing or financing activities of our consolidated statements of cash flows.

Supplemental Information

Economic Ownership

The following table provides supplemental information regarding the economic ownership of Focus Financial Partners, LLC as of June 30, 2022:

	June 30, 2022
Economic Ownership of Focus Financial Partners, LLC Interests:	Interest	%
Focus Financial Partners Inc.	65,442,389	79.8%
Non-Controlling Interests (1)	16,575,128	20.2%
Total	82,017,517	100.0%

(1)	Includes 4,347,399 Focus LLC common units issuable upon conversion of the outstanding 16,202,274 vested and unvested incentive units (assuming vesting of the unvested incentive units and a June 30, 2022 period end value of the Focus LLC common units equal to $34.06) and includes 193,625 Focus LLC restricted common units.

Class A and Class B Common Stock Outstanding

The following table provides supplemental information regarding the Company’s Class A and Class B common stock:

	Number of Shares Outstanding at June 30, 2022	Number of Shares Outstanding at August 1, 2022
Class A	65,442,389	65,448,434
Class B	12,034,104	12,035,266

Incentive Units

The following table provides supplemental information regarding the outstanding Focus LLC vested and unvested Incentive Units (“IUs”) at June 30, 2022. The vested IUs in future periods can be exchanged into shares of Class A common stock (after conversion into a number of Focus LLC common units that takes into account the then-current value of common units and such IUs aggregate hurdle amount), and therefore, the Company calculates the Class A common stock equivalent of such IUs for purposes of calculating per share data. The period-end share price of the Company’s Class A common stock is used to calculate the intrinsic value of the outstanding Focus LLC IUs in order to calculate a Focus LLC common unit equivalent of the Focus LLC IUs.

Hurdle Rates	Number Outstanding
$1.42	421
$5.50	798
$6.00	386
$7.00	1,081
$9.00	708,107
$11.00	813,001
$12.00	513,043
$13.00	540,000
$14.00	10,098
$16.00	45,191
$17.00	20,000
$19.00	527,928
$21.00	3,045,236
$22.00	821,417
$23.00	524,828
$26.26	12,500
$27.00	12,484
$27.90	1,929,424
$28.50	1,440,230
$30.48	30,000
$33.00	3,617,500
$36.64	30,000
$43.07	60,000
$43.50	30,000
$44.71	806,324
$58.50	662,277
16,202,274